                        Exhibit 11.1

                       HEARTPORT, INC.

         STATEMENT RE: COMPUTATION OF PER SHARE LOSSES
            (in thousands, except per share amounts)

                                                Three Months Ended
                                                     March 31,
                                           --------------------------
                                                1997          1996
                                           ------------   -----------
                                                          Pro Forma

Net Loss                                       $(11,948)      $(4,128)
                                           ------------    ----------
                                           ------------    ----------

Weighted average common shares outstanding       24,498         5,983

Convertible preferred shares outstanding             --         9,238

Shares related to SAB No. 55, 64 and 83              --         4,562
                                           ------------    ----------
Total weighted average common shares
  outstanding                                    24,498        19,783
                                           ------------    ----------
                                           ------------    ----------

Net loss per share                             $  (0.49)      $ (0.21)
                                           ------------    ----------
                                           ------------    ----------



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